UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2014

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

On December 12, 2014, Gregg Ribatt was appointed Chief Executive Officer of Crocs, Inc. (the “Company”), effective January 28, 2015.  In connection with his appointment as Chief Executive Officer, he will also serve as the Company’s principal executive officer, succeeding the Company’s acting principal executive officer, Andrew Rees.  Mr. Rees will continue in his role as President of the Company.

Mr. Ribatt, age 46, has served as a member of the Company’s Board of Directors since January 2014.  From February 2014 through July 2014, he served as the interim Chief Executive Officer of Spanx Inc., one of the leading global shapewear, apparel and accessory companies.  From January 2008 to January 2013, he was the President and Chief Executive Officer of the Performance + Lifestyle Group (formerly, The Stride Rite Corporation) of Collective Brands, Inc., a branded lifestyle footwear company. The Performance + Lifestyle Group included the Sperry Top-Sider, Saucony, Keds and Stride Rite brands. The Performance & Lifestyle Group was acquired by Wolverine Worldwide in October 2012. Before joining Collective Brands, he served as President and Chief Executive Officer of Stuart Weitzman Holdings LLC. His prior experience also includes more than twelve years with Bennett Footwear Group, where he was Executive Vice President & Chief Operating Officer. Bennett was a leading women’s fashion footwear company, which included the Franco Sarto, Via Spiga, and Etienne Aigner brands. He holds a Bachelor of Arts from Wesleyan University and a Masters of Business Administration from The University of Chicago.  He has also served as a Senior Advisor to Blackstone since January 2014.

Additional information about the management changes described above is included in the Company’s press release issued on December 15, 2014, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Employment Offer Letter of Gregg Ribatt

In connection with his appointment as Chief Executive Officer, the Company entered into an employment offer letter dated December 15, 2014 with Mr. Ribatt (the “Offer Letter”).  The Offer Letter provides that he will receive an annual base salary of $950,000, subject to periodic review and adjustment in accordance with the Company’s policies.  The Offer Letter also provides that he will be eligible to participate in the Company’s annual cash bonus plan with a target bonus of at least 100% of his base salary.  He will be entitled to participate in all employee benefit plans and programs generally available to the Company’s executive officers.  The Company also agreed to reimburse him up to $40,000 in legal fees incurred in connection with his employment with the Company.

Upon commencement of his employment, Mr. Ribatt will be granted a sign-on time-vesting restricted stock unit (“RSU”) award representing the right to receive shares of the Company’s common stock equal to $2,000,000, based on a 30-day weighted-average stock price as of December 15, 2014.  This time-vesting RSU award will vest in three annual installments beginning on the first anniversary of his start date, subject to his continued employment with the Company as of each vesting date.  In addition, Mr. Ribatt will be granted a sign-on performance-vesting RSU award representing the right to receive shares of the Company’s common stock equal to $6,000,000, based on a 30-day weighted-average stock price as of December 15, 2014.  Subject to Mr. Ribatt’s continued employment from the date of grant, this performance-vesting RSU award will vest as follows:

•                  in full if, between the first and fourth anniversary of Mr. Ribatt’s start date, the Company’s common stock during any 30-day trading period has a volume weighted average per share trading price of at least $30.14 (the “Tier I Performance Condition”);

•                  as to only 40% of the award if the Tier I Performance Condition has not been satisfied by the fourth anniversary of his start date and the Company’s common stock at any time during the three-month period ending on the fourth anniversary of his start date has a 30-day trading volume weighted average per share trading price of at least $26.29 (the “Tier II Performance Condition”); and

•                  as to only 20% of the award if neither the Tier I Performance Condition nor the Tier II Performance Condition has been satisfied by the fourth anniversary of his start date and the Company’s common stock at any time during the three-month period prior ending on the fourth anniversary of his start date has a 30-day trading volume weighted average per share trading price of at least $22.53 (the “Tier III Performance Condition”).

The Offer Letter also provides that, for calendar years after 2015, Mr. Ribatt will be eligible to participate in the Company’s long-term incentive plan, with a target grant value of no less than $1,188,000.

Pursuant to the Offer Letter, if Mr. Ribatt is terminated by the Company without “cause” (as defined in the Offer Letter) or if he resigns for “good reason” (as defined in the Offer Letter), subject to his execution of a general release of claims, he will be entitled to receive a lump sum payment equal to his then-current base salary plus his then-current target annual bonus.  If he is terminated by the Company without cause, resigns for good reason or in the event of death or “disability” (as defined in the Company’s 2007 Equity Plan) (a termination for cause, good reason, death or disability, each, a “Qualifying Termination”), the unvested portion of the sign-on time-vesting RSU award that would have vesting during the calendar year of the termination will vest based on the number of full months that have elapsed since the later of (1) the date of grant and (2) the most recent vesting date of the award divided by 12.  If a Qualifying Termination occurs, subject to Mr. Ribatt’s execution of a general release of claims, the sign-on performance-vesting RSU awards will remain outstanding and eligible to vest as follows:

•                  if the Qualifying Termination occurs prior to the fourth anniversary of Mr. Ribatt’s start date and prior to the satisfaction of the Tier I Performance Condition, then a pro-rated percentage of the performance-vesting RSU award will remain outstanding and eligible to vest in full if the Tier I Performance Condition is satisfied prior to the fourth anniversary of his start date, with the pro-rated percentage equal to the number of months that have elapsed since his start date and the date of the Qualifying Termination divided by 48; and

•                  if the Qualifying Termination occurs prior to the fourth anniversary of Mr. Ribatt’s start date and prior to the satisfaction of the Tier I Performance Condition, then a pro-rated percentage of the performance-vesting RSU award will remain outstanding and eligible to vest on the fourth anniversary of his start date at a 20% level if the Tier III Performance Condition is satisfied and at a 40% level if the Tier II Performance Condition is satisfied, in each case, at any time during the three-month period ending on the fourth anniversary of his start date, with the prorated percentage equal to the number of months that have elapsed since his start date and the Qualifying Termination divided by 48.

In addition, the Offer Letter provides that, upon a Qualifying Termination, subject to his execution of a general release of claims, Mr. Ribatt’s then-outstanding time-vesting equity awards (and any performance-vesting equity awards for which the performance metrics have already been satisfied prior to the Qualifying Termination, other than the sign-on performance-vesting RSU award) will vest based on the number of full months that have elapsed since the later of (1) the date of grant and (2) the most recent vesting date of the award divided by 12.  Any then-outstanding performance-vesting equity awards (other than the sign-on performance-vesting RSU award) will remain outstanding and eligible to vest if the applicable performance metrics are satisfied by the end of the applicable performance period in a prorated percentage equal to a the number of months from the grant date to the Qualifying Termination divided by the number of months in the applicable performance period.

The Offer Letter also provides that Mr. Ribatt is eligible to participate in the Company’s Change in Control Plan (the “CIC Plan”), which provides that, if a “change in control” (as defined in the CIC Plan) occurs, and Mr. Ribatt is terminated by the Company without “cause” (as defined in the CIC Plan) or he resigns for “good reason” (as defined in the CIC Plan) within the two-year period following the change in control, he will be entitled to the following payments and benefits:

•                  2.5 times the sum of (i) his annual base salary in effect on the date immediately prior to the change in control and (ii) the greater of (x) his target annual bonus for the year in which the change in control occurs and (y) the average annual bonus payments actually made to him in the three years prior to the year in which the change in control occurs;

•                  full vesting of any time-based equity awards held by Mr. Ribatt;

•                  vesting at the target performance level of any performance-based equity awards held by Mr. Ribatt;

•                  if Mr. Ribatt is age 55 or over, payment by the Company of the employer and employee premiums for continued health coverage for Mr. Ribatt and his covered dependents until Mr. Ribatt becomes eligible to enroll in Medicare Part A or until Mr. Ribatt becomes eligible for coverage under a subsequent employer’s health plan; and

•                  if Mr. Ribatt is under age 55, payment by the Company of the employer and employee premiums for continued health coverage for Mr. Ribatt and his covered dependents for the shorter of 18 months following cessation of employment and the period for which he is eligible for and elects such coverage.

The Offer Letter also contains a one-year noncompetition covenant and a two-year nonsolicitation of employees covenant, each of  which restrict Mr. Ribatt from taking part in certain activities at all times during his employment and for the specified periods following his termination of employment with the Company.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Offer Letter, dated December 15, 2014, between Crocs, Inc. and Gregg Ribatt.

99.1	Press Release, dated December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: December 15, 2014	By:	/s/ Jeffrey J. Lasher
Jeffrey J. Lasher
Senior Vice President — Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter, dated December 15, 2014, between Crocs, Inc. and Gregg Ribatt.

99.1	Press Release, dated December 15, 2014.